Exhibit 10.5

No.:

Labor Contract

Party A: King Eagle (Tianjin) Technology Co., Ltd.

Party B: Li Yanlu

Instructions to the Use of Labor Contract

1. Party A and Party B shall enter into this Contract according to law and in principles of legality, fairness, equality, free will, negotiated consensus and good faith. Party A and Party B shall earnestly read this Contract upon its signing. This Contract becomes legally effective once legally signed and the Parties must strictly perform it.

2. Blanks marked off in this Contract shall be filled out after being negotiated and determined by the Parties, or the specific policy provisions shall be notified to Party B. Please mark “/” on blanks not required for filling.

3. This Contract must be stamped with Party A’s official seal, and signed or sealed by Party A’s legal representative or entrusted agent; Party B shall sign her name on this Contract in person before this Contract takes effect. Party B’s name and date of birth shall be consistent with those specified on her effective identity certificate.

4. This Contract shall be filled out by sign pen or pen with clear handwriting and brief and accurate text. This Contract shall not be altered once signed.

5. Terms that shall be added after the Parties reach negotiated consensus shall be specified in “Article 62 Other Matters Agreed upon by the Parties”. If the space of this Contract is not enough to include other contents agreed by the Parties, extra paper can be attached.

6. “Serious violation of Party A’s rules and regulations or labor disciplines” involved herein may be recognized in accordance with the relevant national regulations and Party A’s internal rules and regulations.

7. “Not competent for the job” mentioned herein refers to Party B’s failure to perform her job responsibilities, meet Party A’s work requirements, and complete the work tasks as scheduled and with required quality and quantity in accordance with agreements reached in this Contract and the relevant appendixes hereto.

8. This Contract is made in triplicate with Party A and Party B holding two copies and one copy respectively. The copy handed over to Party B shall not be kept by Party A on Party B’s behalf.

9. This Contract does not apply to part-time employment.

Full name of the Employer (hereinafter referred to as Party A): King Eagle (Tianjin) Technology Co., Ltd.

Legal representative or entrusted agent: Li Yanlu

Party A’s address: Room 231, 2F & Room 335, 3F of No. 2 Complex Building, No. 2, First Street, Airport International Logistics Zone, China (Tianjin) Pilot Free Trade Zone (Airport Economic Zone)

Party B’s name (hereinafter referred to as Party B): Li Yanlu

Resident ID card number: 230805196112170617

Name of ID card issuing authority: Jiamusi Public Security Bureau Xiangyang Sub-bureau

Mailing address:

Contact number: 13684544678

To make clear of the Parties’ labor relationship and their respective rights and obligations, the Parties hereby agree unanimously to sign this labor contract and enter into the following terms through consultation on the basis of equality in accordance with Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China, Regulation on the Labor Contract Law of the People’s Republic of China as well as other relevant laws, regulations and rules, and rules and regulations legally formulated by Party A:

I. Type and Term of Contract

Article 1 The following type 1 is adopted as the form of this Contract.

1. Fixed-term labor contract:

The contract term lasts for 3 years, i.e. from January 1, 2021 to December 31, 2023.

The probation period lasts for / months, i.e. from date of ____/____ to date of / .

2. Non-fixed-term labor contract:

The contract starts from the date of ____/____ and ends when the conditions for termination agreed in Article 24 of this Contract appear.

The probation period lasts for / months, i.e. from date of ____/____ to date of / .

3. Labor contract with term determined by completion of certain work task:

The contract starts from the date of ____/____ and is terminated on the next day after the work tasks of ____/____ is completed and all the relevant technical data is fully archived. The symbol for the completion of the task is ____/____.

II. Work Contents and Workplace

Article 2 In accordance with Party A’s work needs, Party B agrees to engage in the post of strategic consultant (type of work or post). During the effective term of this Contract, Party B agrees that Party A may adjust her operating post, ranking or remuneration treatment according to operation needs. If Party A adjusts Party B’s operating post, it shall give full consideration to Party B’s professionalism and specialty. Party B is willing to accept Party A’s arrangement, and the Parties will sign a written contract on such arrangement, and deem it as an appendix to this Contract.

Article 3 Party B shall complete the stipulated work quantities or work task as scheduled, reach the stipulated standards, and obey Party A’s leadership and management in accordance with Party A’s requirements.

Article 4 Party B agrees to work at a workplace arranged by Party A, i.e. Beijing, and further agrees that Party A may change Party B’s workplace based on operation demands.

If Party A arranges Party B to leave the workplace and carry out short-term communication, training or work support with the duration in 6 months due to work demands, it will not be deemed as change in workplace.

III. Working Time and Rest & Holidays

Article 5 Party A arranges Party B to implement the following type 1 of working hour system:

1. Standard working hour system;

2. Flexible working hour system;

3. Comprehensively calculated working hour system.

Article 6 If Party A arranges Party B to extend working hours or work on rest days and holidays due to actual work demands, Party A shall arrange Party B with equal-time compensatory rest or pay overtime wage according to statutory provisions. Party B’s overtime shall obtain Party A’s written consent. Otherwise, it will not be deemed as overtime.

Article 7 Party B enjoys each right to rest and take holidays stipulated by national provisions and Party A’s relevant rules and regulations during the contract term, including but not limited to statutory holidays, paid annual leave, home leave, marriage leave, funeral leave, sick leave, maternity leave, nursing leave, family planning leave, etc.; during the period of rest or holidays, Party B’s wage remuneration shall be executed in accordance with the relevant provisions of the State and Party A.

IV. Labor Protection and Working Conditions

Article 8 Party B must establish and complete a labor safety and health system, strictly execute national labor safety and health procedures and standards, offer education on labor safety and health to Party B, and prevent the occurrence of accidents during work and reduce occupational hazards.

Article 9 Party A shall provide Party B with necessary working conditions and a safe, hygienic work environment, and grant labor protection articles and heat control products according to the enterprise’s production and operation characteristics, and the relevant provisions.

Article 10 Party A shall provide Party B with education and training regarding political thoughts, professional ethics, business skills, labor safety and health, and the relevant rules and regulations in a well-planned way according to its own characteristics so as to improve Party B’s ideological consciousness, professional ethics standards, and vocational skills. Party B shall earnestly participate in each kind of necessary education and training organized by Party A.

V. Labor Remuneration

Article 11 Party B’s wage standard is determined using the following method 1. This wage standard is only the wage standard upon signing of contract for the first time. In case of subsequent adjustment if any, notice of adjustment of remuneration shall be followed. Party A promises that Party B’s wage will not be lower than the local minimum wage standard.

1. Party B implements a monthly salary system combining basic wage and merit pay. Party B’s wage standard is RMB 30,000 Yuan/month before tax, including basic wage of RMB 12,000 Yuan and merit pay of RMB 18,000 Yuan as well as non-competition compensation of RMB ____/____ Yuan. If probation period is agreed herein, Party B’s basic wage during the probation period is RMB ____/____ Yuan/month before tax, including basic wage of RMB ____/____ Yuan and merit pay of RMB ____/____ Yuan.

2. Party A and Party B sign a supplementary remuneration agreement to agree on Party B’s wage and welfare separately.

Article 12 Party A shall pay Party B’s wage of previous month in monetary form before 11th day of each month (postponed to the 1st working day after the holiday if any).

The wage paid by Party A to Party B is pre-tax income, and the individual income tax shall be borne by Party B. Party B entrusts Party A to withhold and remit her individual income tax.

The performance assessment measures involving the verification and approval of merit pay income shall be formulated, issued and executed by Party A in accordance with the relevant documents of King Eagle (China), and will be taken as an appendix to this Contract with same legal effect.

Article 13 During the performance period of this Contract, Party A may agree to adjust Party B’s remuneration through negotiation in accordance with Party A’s operation conditions and Party B’s work performance and pursuant to Party A’s remuneration system.

VI. Social Insurance and Welfare

Article 14 The Parties shall pay employee endowment insurance, medical insurance, unemployment insurance, work-related injury insurance, maternity insurance as well as housing fund fees according to the relevant existing provisions of the State and local government on social insurance. The part payable by Party B will be withheld and remitted by Party A from Party B’s wage.

Article 15 If Party B falls sick or sustains a non-work-related injury during the contract term, her sick wage and medical treatment will be executed according to the relevant existing provisions of the State, local government and Party A.

Article 16 If Party B sustains a work-related injury or gives birth to a baby during work at Party A, her wage and medical insurance treatment shall be executed according to the relevant existing provisions of the State and local government. Party B’s treatment during contract term and after retirement shall be executed according to the relevant existing provisions of the State and local government.

Article 17 Various kinds of Party B’s benefits during contract term including various days off, home leave, marriage leave and female employee’s maternity leave shall be executed in accordance with the relevant existing provisions of the State, local government and Party A.

Article 18 Other welfare enjoyed by Party B shall be executed in accordance with the relevant existing provisions of Party A.

VII. Rules, Regulations and Labor Disciplines

Article 19 Party A’s rules and regulations (including but not limited to employee handbook, job responsibilities, training manual, training contract, confidentiality agreement, performance assessment system, provisions on reward and punishment, etc.) are all important appendixes to this Contract and have same legal effect as this Contract.

The Parties hereby confirm that the methods for publicity of the aforesaid rules and regulations and their updated or revised editions include but are not limited to: Publicity through the internal network work platform of King Eagle (China); publicity by sending of email; publicity by distribution of employee handbook; publicity by posting paper document, etc. Party B shall finish the learning of Party A’s rules and regulations within 10 days since the date when this Contract is signed.

Article 20 Party B shall abide by national laws and regulations as well as Party A’s rules and regulations, establish good professional ethics and a sense of ownership, safeguard Party A’s interests, strictly keep Party A’s business secrets, protect Party A’s property, and obey Party A’s leadership, management and commanding.

Article 21 Party A has the right to give Party B proper material and spiritual rewards and punishments (e.g. deduction of merit pay) based on Party B’s performance and conduct and pursuant to national laws and regulations as well as rules and regulations legally formulated by Party A, and even rescind this Contract in accordance with the relevant statutory provisions of the State.

Article 22 If Party B has any of the following behaviors during the probation period agreed herein if any, it will be deemed that the recruitment conditions are not fulfilled:

1. Fail to provide Party A with her real information faithfully;

2. Present unfavorable work performance during probation period and receive punishments including and above notification by Party A for criticism;

3. Violate professional ethics to cause interest loss to Party A;

4. Fail to meet the requirements for post qualification;

5. Failure to pass the probation period assessment arranged by Party A.

VIII. Change, Termination, Rescission and Renewal of Labor Contract

Article 23 The relevant contents of this Contract can be changed under any of the following circumstances:

1. Where laws, regulations and rules used as basis upon conclusion of this Contract are changed, and the relevant contents of this Contract shall be changed;

2. Where objective conditions used as basis upon conclusion of this Contract are significantly changed, including but not limited to relocation of enterprise, business transformation and adjustment of organization structure, to make it impossible to perform this Contract, and the Parties reach negotiated consensus that the relevant contents of this Contract shall be changed;

3. Where the contents of this Contract may be changed if the Parties reach negotiated consensus.

Article 24 This Contract is terminated under any of the following circumstances:

1. Where the term of labor contract expires;

2. Where Party B begins to enjoy basic endowment insurance according to law;

3. Where Party B dies or is declared by people’s court dead or missing;

4. Where Party A is declared for bankruptcy according to law;

5. Where Party A has its business license revoked, is ordered to shut down, is dissolved, or the Employer decides to dissolve ahead of time;

6. Where other circumstances for termination of labor contract stipulated in laws and regulations occur.

Article 25 If Party B has any of circumstances stipulated in Article 32 of this Contract upon expiry of term of labor contract, this Contract will be terminated until the relevant circumstance disappears. If Party B has the circumstance in paragraph 1 of Article 32 of this Contract, the termination of Party B’s labor contract shall be executed according to the relevant provisions of the State on work-related injury insurance.

Article 26 This Contract may be rescinded in advance after the Parties reach negotiated consensus.

Article 27 Party B may rescind this Contract after applying to Party A in writing thirty days in advance. If Party B applies to

Party A three days in advance during the probation period, this Contract may be rescinded.

Article 28 Party B may apply to Party A for rescission of this Contract at any time under any of the following circumstances:

1. Where Party A fails to provide labor protection and working conditions as agreed herein;

2. Where Party A fails to timely pay Party B labor remuneration in full amount;

3. Where Party A fails to pay social insurance expenses for Party B according to law;

4. Where Party A makes Party B conclude or change the labor contract against Party B’s true intention by fraud, intimidation or by taking advantage of Party B’s precarious situation to invalidate the labor contract;

5. Where Party A forces Party B to work by means of violence, threat, custody or illegal restriction of personal freedom;

Article 29 Party A may rescind this Contract without giving any economic compensation if Party B has any of the following circumstances:

1. Where Party B is proved as not complying with recruitment conditions during probation period (failure to pass induction training, monthly assessment and become a regular worker during probation period will be deemed as not complying with recruitment conditions). The Parties agree that Party A is only required to explain the reason to Party B without having to present definite evidence to Party A upon rescission or termination of this Contract due to this paragraph. This reason does not require Party B’s recognition or acceptance either;

2. Where Party B seriously violates Party A’s labor disciplines or its rules and regulations (the company’s rules and regulations will be publicized and notified by means of induction instructions, Employee Handbook, the company’s internal network, mailbox and DingTalk). For the purpose of clarification, the Parties recognize the following circumstances as serious violation of Party A’s rules and regulations:

(1) Where Party B fails to provide the relevant information concerning her recruitment within 30 days, and consequently Party A is unable to handle recruitment and social insurance payment formalities for Party B;

(2) Where the personal information provided by Party B when applying for the job is false or forged, including but not limited to false or forged employment separation certificate, identity certificate, household register, schooling record certificate and certificate of physical examination; where Party B has suffered from mental disease, infectious disease or any other disease that seriously affects the work before applying the job, but failed to make a statement on it when applying for the job; where Party B has received serious punishments like recording of a demerit, continuity to employ on probation, or dismissal or had misdeeds like drug abuse before applying for the job, but failed to make a statement on it when applying for the job; where Party B has sustained labor relationship, agreement on keeping of business secrets, or agreement on non-competition with other employer(s), but failed to make a statement on it when applying for the job; where Party B has been held in custody or is pursued for legal liability according to law before applying for the job, but failed to make a statement on it when applying for the job;

(3) Where Party B secretly registers intellectual property rights on the works created due to work.

3. Where Party B is involved in gross neglect of duty, or jobbery to cause a major damage to Party A;

4. Where Party B establishes a labor relationship with any other employer at the same time, or take a part-time job in any other employer, and refuses to correct even after Party A points it out;

5. Where Party B makes Party A conclude or change the labor contract against Party A’s true intention by fraud, intimidation or by taking advantage of Party A’s precarious situation to invalidate the labor contract;

6. Where Party B is pursued for criminal liability according to law;

7. Where other circumstances stipulated in laws and regulations arise.

Article 30 Party A may rescind this Contract if Party B has any of the following circumstances after sending a written notice to Party B or paying one extra month’s wage to Party B thirty days in advance:

1. Where Party B falls sick or sustains a non-work-related injury, and following the medical period, is unable to engage in the original work or other work arranged by Party A separately;

2. Where Party B is not competent for the job, and still remains so after training or adjustment of operating post;

3. Where the objective conditions used as basis upon conclusion of labor contract are significantly changed to make it impossible to perform this labor contract, and the Parties cannot reach a consensus on the change of labor contract through negotiation;

4. Where Party A’s objective conditions including merger, separation and adjustment of operation method are significantly changed, or Party B’s production and operating post disappear make it impossible to perform this labor contract, and the Parties cannot reach a consensus on change of this Contract.

Article 31 If Party A has any of the following circumstances and has to downsize more than twenty employees, or the number of employees downsized takes up more than ten percent of the total number of Party A’s employees although this number is less than twenty employees, Party A may rescind this Contract after explaining the condition to all the employees, listening to the opinions from trade union or employees, and reporting to the superior and local labor administrative department thirty days in advance:

1. Where Party A is reorganized in accordance with the provisions of enterprise bankruptcy law;

2. Where serious difficulties occur to Party A’s production and operation;

3. Where the enterprise transfers its line of production, is involved in major technical reformation, or Party A’s operation mode is adjusted, and the personnel still have to be downsized even after change of labor contract;

4. Where other objective conditions used as basis upon conclusion of the labor contract are significantly changed to make it impossible to perform this Contract.

Article 32 If Party B has any of the following circumstances, Party A shall not rescind this Contract in accordance with the provisions of Article 30 and Article 31 of this Contract:

1. Where Party B sustains a work-related injury during work at Party A, and is confirmed as losing or partially losing her labor capacity;

2. Where Party B falls sick or sustains a non-work-related injury, and is currently within the stipulated medical period;

3. Where a female employee is currently within a period of pregnancy, confinement and lactation;

4. Where Party B has worked continuously for Party A for fifteen years, and it is less than five years from statutory age for retirement;

5. Where other circumstances stipulated in laws and regulations arise.

Article 33 Party B shall perform the following obligations upon rescission or termination of this Contract:

1. Hand over work to a person designated by Party A;

2. Completely return Party A’s office supplies, documents, equipment and other tangible or intangible assets in Party B’s possession;

3. Completely hand over any carriers that carry Party A’s important information to Party A;

4. Assist Party A in clearing the creditor’s rights and debts between the Parties;

5. Complete separation turnover procedures stipulated by Party A and handle the relevant separation formalities;

6. Others: Handle other pending affairs.

Article 34 Party A shall issue a certificate of termination or rescission of labor contract to Party B upon termination or rescission of labor contract, and handle formalities for the transfer of archives and social insurance relationship for Party B within 15 days except the following circumstances:

1. Where Party B fails to finish the handling of separation formalities in accordance with agreements reached in Article 33 as well as Party A’s provisions;

2. Where Party B causes economic loss to Party A, and it hasn’t been handled yet;

3. Where Party B fails to pay liquidated damages or compensation agreed in the labor contract;

4. Where Party B fails to complete the handover of her business in hand and clear all the creditor’s rights and debts.

Article 35 Both Party A and Party B shall negotiate with each other concerning renewal of the labor contract at least 30 days before the expiry of contract term. If the Parties reach negotiated consensus, the labor contract can be renewed.

IX. Training

Article 36 Party A has the right to select and assign Party B to participate in training during the contract term according to the needs for talent cultivation and career development, and Party B agrees to accept such selection and assigning for training.

Article 37 If Party A pays training expenses to Party B, the training expenses shall include:

1. Training-related expenses incurred during training period, including application fee, tuition, data fee and certificate cost;

2. Relevant expenses incurred during training period that coordinate the training, including travel expenses, transportation expenses, lump-sum living expenses and other subsidies;

3. Expenses incurred to visit, survey, reception, touring, etc. taking place during Party B’s participation in training that is paid by Party A (if any);

4. Other expenses related to the training and paid by Party A.

Article 38 If Party B participates in Party A’s selection and assigning or organizing of training, Party B shall perform the following obligations:

1. Strictly abide by Party A’s rules and regulations;

2. Strictly abide by training organization’s training system and disciplines;

3. Strictly abide by Chinese laws and laws of the country where the training is performed in case of overseas training, and timely return to homeland after end of the training;

4. Do not unilaterally terminate the training in the midway;

5. Immediately report to Party A for duty after end of the training, and handle the relevant formalities and accept Party A’s work arrangement in accordance with Party A’s provisions;

Article 39 If Party B has any of the following circumstances during training period, it shall compensate for all the training expenses paid by Party A for Party B:

1. Where Party B violates national laws and regulations, and as a result, Party A rescinds the labor relationship with Party B;

2. Where Party B seriously violates Party A’s rules, regulations and labor disciplines, and as a result, Party A rescinds the labor relationship with Party B;

3. Where Party B unilaterally terminates the training in the midway.

Article 40 After end of training, Party A and Party B agree to take the training expenses paid by Party A as standard to determine the service term (calculated since the date when Party B reports to Party A for duty after end of training).

Article 41 If the service term exceeds the contract term, the contract term will be automatically postponed until expiry of the service term. When Party B rescinds this Contract before expiry of the service term agreed with Party A, Party A may calculate and collect liquidated damages in accordance with training expenses actually paid. The amount of the liquidated damages shall not exceed the training expenses paid by Party A, and its standard is determined as progressive reduction of 20% of total amount of training expenses actually paid for each service year.

Article 42 The specific procedures for signing of the relevant training contract and letter of confirmation of training as well as training compensation settlement procedure shall be executed in accordance with Party A’s relevant existing provisions.

X. Confidentiality and Non-competition

Article 43 Party B shall keep Party A’s business secrets which refer to practical know-how and operation information not known to the public and capable of bringing economic interests to Party A, including but not limited to the following contents:

1. Technical information: Scope of technical information usually includes technical schemes, engineering designs, circuit designs, manufacturing methods, formulas, process flows, technical indexes, computer software, databases, trial results, drawings, samples and prototypes, models and molds, operation manuals, technical documents, business correspondences involving business secrets, etc.;

2. Operation information: Scope of operation information usually includes business strategies and business expansion plans, major investment and financing projects, capital operation and stock market value management related programs, undisclosed financial resources, client lists, marketing plans, purchasing data, pricing policies, labor remuneration, inbound channels, production and sales policies, objects in bidding, contents of bid documents, etc.;

3. Matters for which Party A shall perform confidentiality obligations outside according to statutory provisions and agreements reached in the relevant agreements;

4. Other confidential matters belonging to Party A according to law.

Article 44 Party B shall undertake the following obligations for keeping of business secrets:

1. Do not spy on business secrets not needed for one’s own work;

2. Do not disclose Party A’s business secrets to any third person that does no undertake the relevant confidentiality obligations;

3. Do not allow (behaviors that dispose Party A’s business secrets including lending, bestowal, leasing and transfer are all categorized as “allow) the using of or assist any third person that does not undertake the relevant confidentiality obligations in using Party A’s business secrets;

4. Do not utilize Party A’s business secrets learned to engage in operation, transaction and other relevant behaviors that damage the interests of Party A or its affiliates;

5. Take effective measures to prevent the further expansion of disclosure of secrets if Party B finds out that the business secrets are leaked, or the business are leaked due to its mistake, and timely report to Party A’s relevant department;

6. Undertake other due obligations for keeping of business secrets in principle of good faith.

Article 45 The obligations of keeping business secrets are not limited to the period when the Parties sustain their labor relationship. Party B shall prudently keep Party A’s business secrets learned, unless otherwise:

1. Party A’s business secrets learned by Party B are already known to the public;

2. Party A has clearly publicized that such business secrets are already freed from confidentiality and such information no longer has the characteristic of business secret;

3. Party A’s legal personality is terminated and there is no person or organization bearing Party A’s rights and obligations.

Article 46 If Party B concludes a confidentiality and non-competition agreement with Party A, such agreement shall be taken as an appendix to this Contract and have same legal effect as this Contract. Party B shall strictly abide by and perform the obligations agreed in the aforesaid agreement; if Party B violates such agreements, she shall pay liquidated damages to Party A as agreed. If the liquidated damages are not enough to make up for Party A’s loss, Party B shall assume compensatory responsibility.

XI. Responsibilities for Violation of Labor Contract

Article 47 If Party A rescinds this Contract in accordance with agreements reached in Article 29 of this Contract, Party B shall further assume compensatory responsibility for loss therefore caused to Party A.

Article 48 If Party B participates in training during work at Party A and rescinds the labor contract ahead of time before expiry of the agreed service term, or Party A rescinds the labor contract in accordance with agreements reached in Article 29 of this Contract, Party A shall have the right to request Party B of paying of training compensation in accordance with the standard agreed in Article 41 of this Contract.

Article 49 If Party B causes a certain loss to Party A in violation of agreements reached in Article 44 of this Contract, she shall assume loss compensation responsibility. The loss compensation shall be calculated using the following method:

1. The loss compensation amount is the sum of actual economic loss caused to Party A due to Party B’s breaching behavior and expectation loss that can be proved with evidence;

2. If Party A’s loss is difficult to calculate using the calculation method mentioned in paragraph 1 of this article, the loss compensation amount shall be a reasonable amount not lower than all profits acquired by Party B due to its breaching behavior, or shall not be lower than the reasonable amount of royalties of Party A’s business secrets;

3. Reasonable expenses paid by Party A due to investigation and liability pursuit of Party B’s breaching behavior (including but not limited to counsel fee, notarization fee, authority permit expense, etc.) as well as personnel recruitment fees, training fee and other relevant losses caused to Party A due to rescission of the labor contract shall also be included in the loss compensation amount.

4. If Party B’s breaching behavior has simultaneously infringed upon Party A’s right over business secrets, Party A may request Party B to assume liabilities for breach of contract according to the requirements of this Contract, or request Party B to assume tort liability in accordance with the requirements of the relevant national laws and regulations.

Article 50 If Party B violates the non-competition contract signed by the Parties, she shall pay liquidated damages to Party A in accordance with agreements reached in the non-competition contract. If the liquidated damages paid by Party B are not enough to compensate for Party A’s loss, Party B shall compensate for the loss that goes beyond the liquidated damages.

Article 51 If Party A rescinds the labor contract in accordance with agreements reached in Article 29, besides the compensation agreed in Article 47, and Party A is prosecuted by Party B’s former employer, Party B shall compensate for all losses therefore caused to Party A.

Article 52 If Party B owes any expenses to Party A (including but not limited to debt, compensation, liquidated damages, etc.), Party A shall have the right to deduct relevant amount from Party B’s wage, bonus, allowance, subsidy, etc. (including but not limited to them). If the aforesaid amount is not enough for deduction, Party A shall have the right to demand compensation for the residual part from Party B.

Article 53 If either party’s other breaching behaviors cause economic loss to the other party, it shall compensate for the other party’s economic loss in accordance with statutory provisions.

XII. Handling of Labor Disputes

Article 54 If a labor dispute arises due to performing of this Contract, the Parties may apply to Party A’s labor dispute mediation committee for mediation. If mediation fails and a party requests arbitration, it shall apply to labor dispute arbitration committee for arbitration within the relevant limitation of legal proceedings. The party may also directly apply to the labor dispute arbitration committee for arbitration. If the party does not obey the ruling, it may also file a lawsuit to people’s court.

XIII. Other Contents Negotiated and Agreed by the Parties

Article 55 All patents, copyrights and other intellectual property rights generated by Party B based on her position behaviors or by mainly utilizing Party A’s material technical conditions during contract term shall belong to Party A, and Party B is not entitled to conduct commercial development.

Article 56 Party B shall not be employed by any other unit or individual by any means, directly or indirectly, full-time or part-time, to engage in any form of work including but not limited to consulting or operating activities without Party A’s written consent after the Parties sign this Contract.

Article 57 Party B’s undertaking of default compensatory liabilities due to its violation of confidentiality and non-competition clauses does not exempt its due confidentiality and non-competition obligations agreed in this Contract though.

Article 58 The altered parts of this Contract, forged signature and signature on others’ behalf without legal authorization are deemed as invalid.

Article 59 Appendixes to this Contract have same effect as this Contract. However, if terms of this Contract have any conflict or inconsistency with the contents of appendixes hereto, the latter shall prevail. Appendixes to this Contract include: Instructions to the use of this Contract, various special agreements signed by the Parties during the term of this Contract, and Party A’s relevant rules and regulations.

Article 60 Party B hereby confirms that her mailing address in this Contract is the address for service of documents and instruments related to the labor relation management. If this address is changed, Party B shall inform Party A in writing within five working days since the date when the change is made.

Article 61 Party B hereby agrees that “emergency contact” in this labor contract will serve as Party B’s trustee when Party B is under a status with contact obstacle (including but not limited to circumstances like Party B’s hospitalization due to illness, loss of personal freedom, etc.). This trustee enjoys the authority to reconcile, acquire on Party B’s behalf and sign for receipt of the relevant instruments. The following contact number is determined as the contact’s effective telephone number. In case of any change in the following telephone number, Party B shall inform Party A in writing since the date when the change is made.

Emergency contact: Ji Xiaoxu Contact number: 13314545134

Mailing address: No. 8, Group 34, Linjiang Huayuan Community, Xiangyang District, Jiamusi, Heilongjiang Province

Article 62 Other matters agreed upon by the Parties:

Party B shall be responsible for the confidentiality of Party B’s account in the office platform of King Eagle (Tianjin) as well as associated companies. Mails sent via this account are Party B’s true intentions, and Party B agrees to carefully read the mails sent to this account.

Article 63 Matters not mentioned herein shall be executed in accordance with the relevant existing rules and regulations of Party A. If the contract terms go against the relevant existing provisions of the State and the government, the latter shall prevail.

Article 64 Party A has the right to decide to submit the duplicate of this Contract to the relevant department or individual in the country where Party B’s training is conducted via Chinese embassy and consulate as necessary.

Article 65 This Contract comes into force since the date when the Parties sign it.

Article 66 This Contract is made in duplicate with Party A and Party B holding one copy respectively and both copies having the same legal effect.

Party A (seal) Party B (signature): Li Yanlu (signature and fingerprint)

Legal representative or entrusted agent (signature and seal)

Signing date: DD/MM/YY